Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 150 East Gay Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Executive V.P.,CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, October 24, 2007

GLIMCHER REPORTS THIRD QUARTER 2007 RESULTS

•	Comparable mall store occupancy at September 30, 2007 was 130 basis points higher than at September 30, 2006

•	Comparable mall net operating income increased 3.5% over third quarter 2006

•	Average mall store sales for our wholly-owned malls were $364 per square foot at September 30, 2007

COLUMBUS, OH – October 24 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the third quarter ended September 30, 2007.  A description and reconciliation of non-GAAP financial metrics is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net income available to common shareholders in the third quarter of 2007 was $46.4 million, or $1.23 per share, as compared to net income of $1.7 million, or $0.05 per share, in the third quarter of 2006.  Funds From Operations (“FFO”) in the third quarter of 2007 was $20.2 million, compared to $20.7 million in the third quarter of 2006.  On a per share basis, FFO for the third quarter of 2007 was $0.50 per share compared to $0.52 per share in the third quarter of 2006.

“We are pleased with the performance of our core portfolio and believe the operating metrics are reflective of our on-going strategy to upgrade portfolio quality.” stated Michael P. Glimcher, Chairman and Chief Executive Officer. “From a financial perspective, reported FFO per share fell within our guidance range for the quarter, a solid result after considering the low lease termination income recognized during the quarter.”

For the first nine months of 2007, net income available to common shareholders was $42.2 million, or $1.12 per share, compared to a net loss of $37.4 million, or $1.01 per share, in the first nine months of 2006.  FFO was $56.3 million, or $1.39 per share, in the first nine months of 2007 compared to $16.9 million, or $0.42 per share, in the first nine months of 2006.

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$75,273	$74,149	$223,122	$222,106
Net income (loss) available to common shareholders	$46,392	$1,710	$42,223	$(37,351)
Earnings (loss) per diluted common share	$1.23	$0.05	$1.12	$(1.01)
FFO	$20,232	$20,689	$56,276	$16,851
FFO per diluted common share	$0.50	$0.52	$1.39	$0.42

Highlights

•
Total revenues of $75.3 million in the third quarter of 2007 were 2% higher than total revenues for the third quarter of 2006.   This increase primarily relates to higher rents that resulted from improvements in mall occupancy levels.  This improvement in rents was partially offset by low lease termination income ($0.2 million) in the third quarter of 2007.

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•
Net income available to common shareholders for the third quarter of 2007 improved by $44.7 million compared to the third quarter of 2006.  The improvement primarily relates to gains on the sale of assets of $48.8 million in the third quarter of 2007 compared to no gain in the same period in 2006.  The gains relate to the sale of University Mall in Tampa, Florida and Almeda Mall in Houston, Texas.   This favorable variance was offset by the reduction of approximately $1.3 million in income from discontinued operations due to the sale of three mall assets during 2007, higher minority interest expense of $3.4 million and higher interest expense of approximately $0.8 million.

•
Net operating income (“NOI”) for our comparable malls for the third quarter of 2007 increased by 3.5% over same mall NOI for the third quarter of 2006.  The growth related primarily to a $1.0 million increase in base rents in the third quarter of 2007 compared to the third quarter of 2006.  When excluding mall properties held-for-sale, NOI increased 4.4%.

•
Mall store occupancy for our comparable malls at September 30, 2007 was 91.3% compared to 90.0% at September 30, 2006, an improvement of 130 basis points. When excluding mall properties classified as held-for-sale, mall store occupancy was 92.6% at September 30, 2007.

•
Same mall store average rents were $25.89 per square foot at September 30, 2007, an increase of 2% from the $25.43 per square foot at September 30, 2006.  Re-leasing spreads for leases signed during the nine months ended September 30, 2007 were favorable by 13% with base rents averaging $34 per square foot.

•
Average retail sales for mall stores less than 10,000 square feet at our wholly owned properties was $364 per square foot for the twelve months ending September 30, 2007 compared to $355 per square foot for the properties we owned at September 30, 2006.  Average retail sales for mall stores less than 20,000 square feet at our wholly owned properties was $352 per square foot for the twelve months ending September 30, 2007 compared to $346 per square foot for the properties we owned at September 30, 2006.  When excluding the held-for-sale mall properties, average retail store sales were $368 and $357 per square foot for the twelve months ending September 30, 2007 for stores less than 10,000 and 20,000 square feet, respectively.

•
Debt-to-total-market capitalization at September 30, 2007 (including the Company’s pro-rata share of joint venture debt) was 56.6% based on the common share closing price of $23.50 per share, compared to 56.3% at December 31, 2006 based on the common share closing price of $26.71 per share.  Fixed rate debt represented over 89% of the Company’s total outstanding borrowings at September 30, 2007.

•
The Company purchased Merritt Square Mall (“Merritt”) in Merritt Island, Florida on October 9, 2007. The Company purchased Merritt subject to an existing $57 million mortgage loan with a fixed interest rate of 5.35%.  The loan matures on September 1, 2015.  The Company funded the remaining portion of the purchase price using funds from its line of credit.

Current Status of Mall Disposition Program

•	Montgomery Mall (Montgomery, AL) – the Company sold Montgomery Mall on May 9, 2007 for $4.5 million.
•	University Mall (Tampa, FL) – the Company sold University Mall on July 20, 2007 for $144.7 million.
•	Almeda Mall (Houston, TX) – the Company sold Almeda Mall on July 27, 2007 for $40.0 million.
•	Northwest Mall (Houston, TX) – the Company sold Northwest Mall on October 1, 2007 for $19.0 million.
•	Eastland Mall (Charlotte, NC)– the Company remains committed to sell this property.

Outlook

Primarily to reflect a lower level of lease termination and outparcel sales income than originally expected for the second half of 2007, the Company has adjusted earnings per share to be in the range of $1.28 to $1.34 for 2007 and estimates FFO per share to be in the range of $2.04 to $2.10 for 2007.   The previous FFO per share guidance range was $2.19 to $2.25 for 2007.  The revised guidance now assumes approximately $0.2 million to $1.5 million of lease termination and outparcel income during the fourth quarter of 2007.   There were no other significant changes to the assumptions detailed in previous guidance.

“With a substantial portion of the guidance change involving the timing of lease termination and outparcel sales income, our expectations relating to core property operations remain unchanged.” stated Glimcher.   “As evidenced by our third quarter property performance, fundamentals including net operating income and occupancy within the Glimcher mall portfolio continue to show improvement.”

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A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2007 follows:

	Low End	High End
Estimated earnings per share	$1.28	$1.34
Add: Real estate depreciation and amortization*	1.93	1.93
Less: Gain on sales of properties	(1.17)	(1.17)
Estimated FFO per share	$2.04	$2.10

For the fourth quarter of 2007, the Company estimates earnings per share to be in the range of $0.16 to $0.22 and FFO per share to be in the range of $0.65 to $0.71.  A reconciliation of the range of estimated FFO per share to estimated earnings per share for the fourth quarter of 2007 follows:

	Low End	High End
Estimated earnings per share	$0.16	$0.22
Add: Real estate depreciation and amortization*	0.49	0.49
Estimated FFO per share	$0.65	$0.71

*      Wholly-owned properties and pro rata share of joint ventures

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations (“FFO”) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (“NOI”) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Third Quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 11 a.m. ET on Thursday, October 25, 2007.  Those wishing to join this call may do so by calling (866) 770-7129, passcode 33765369.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on October 25, 2007 and will remain available through November 8, 2007.  Supplemental information about the third quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5844.

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About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls.  At September 30, 2007, the Company’s mall portfolio, including assets held through our strategic joint ventures, consisted of 23 properties located in 15 states with gross leasable area totaling approximately 20.7 million square feet.  The community center portfolio is comprised of four properties representing approximately 1.0 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, bankruptcies of Joint Venture (JV) partners, failure to increase mall store occupancy and same-mall operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, increases in and/or new impairment charges, the financial stability of tenants within the retail industry, the failure to make additional investments in regional mall properties and to redevelop properties, the failure to acquire or sell properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, the failure to achieve FFO and/or earnings per share for 2007 set forth in this press release, failure of the Company to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to achieve estimated sales prices and proceeds from the sale of malls and community centers, the failure to upgrade tenant mix, restrictions in current financing arrangements, the failure to refinance debt at favorable terms and conditions, loss of key personnel, costs related to environmental issues or acts of terrorism, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow

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Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2007		2006

Total revenues	$75,273		$74,149
Total expenses	(48,905)		(48,924)
Operating income	26,368		25,225
Interest expense, net	(21,902)		(21,246)
Equity in income of unconsolidated entities, net	164		247
Income before minority interest in operating partnership
and discontinued operations	4,630		4,226

Minority interest in operating partnership	(3,665)		(311)
Income from continuing operations	965		3,915
Discontinued operations:
Impairment adjustment	102		-
Gain on sale of properties	48,784		-
Income from operations	901		2,155
Net income	50,752		6,070
Less: Preferred stock dividends	(4,360)		(4,360)
Net income available to common shareholders	$46,392		$1,710

Reconciliation of Net Income Available to Common Shareholders		Per Diluted		Per Diluted
to Funds From Operations		Common Share		Common Share

Net income available to common shareholders	$46,392		$1,710
Minority interest in operating partnership	3,665		311
	50,057	$1.23	2,021	$0.05
Real estate depreciation and amortization	17,842	0.44	17,671	0.44
Equity in income of unconsolidated entities	(164)	(0.00)	(247)	(0.00)
Pro-rata share of joint venture funds from operations	1,281	0.03	1,244	0.03
Gain on sale of properties	(48,784)	(1.20)	-	-
Funds From Operations	$20,232	$0.50	$20,689	$0.52

Weighted average common shares outstanding - basic	37,551		36,663
Weighted average common shares outstanding - diluted	40,741		40,075

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.01		$(0.01)
Discontinued operations per common share	$1.23		$0.05
Income per common share	$1.24		$0.05

Net income available to common shareholders before
discontinued operations per diluted common share	$0.01		$-
Discontinued operations per diluted common share	$1.22		$0.05
Income per diluted common share	$1.23		$0.05
Funds from operations per diluted common share	$0.50		$0.52

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2007		2006

Total revenues	$223,122		$222,106
Total expenses	(150,749)		(146,623)
Operating income	72,373		75,483
Interest expense, net	(67,914)		(62,237)
Equity in income of unconsolidated entities, net	1,557		1,099
Income before minority interest in operating partnership
and discontinued operations	6,016		14,345

Minority interest in operating partnership	(3,317)		3,085
Income from continuing operations	2,699		17,430
Discontinued operations:
Impairment loss	(2,350)		(48,801)
Gain on sale of properties	47,349		1,717
Income from operations	7,603		5,381
Net income (loss)	55,301		(24,273)
Less: Preferred stock dividends	(13,078)		(13,078)
Net income (loss) available to common shareholders	$42,223		$(37,351)

Reconciliation of Net Income (Loss) Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income (loss) to common shareholders	$42,223		$(37,351)
Minority interest in operating partnership	3,317		(3,085)
	45,540	$1.12	(40,436)	$(1.01)
Real estate depreciation and amortization	54,672	$1.36	55,608	1.39
Equity in income of unconsolidated entities	(1,557)	$(0.04)	(1,099)	(0.03)
Pro-rata share of joint venture funds from operations	4,970	$0.12	4,495	0.11
Gain on sale of properties	(47,349)	$(1.17)	(1,717)	(0.04)
Funds From Operations	$56,276	$1.39	$16,851	$0.42

Weighted average common shares outstanding - basic	37,120		36,586
Weighted average common shares outstanding - diluted	40,505		40,071

Earnings per Share

Net income (loss) available to common shareholders before
discontinued operations per common share	$(0.17)		$0.03
Discontinued operations per common share	$1.31		$(1.05)
Income (loss) per common share	$1.14		$(1.02)

Net income (loss) available to common shareholders before
discontinued operations per diluted common share	$(0.17)		$0.03
Discontinued operations per diluted common share	$1.30		$(1.04)
Income (loss) per diluted common share	$1.12		$(1.01)
Funds from operations per diluted common share	$1.39		$0.42

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	September 30,	December 31,
	2007	2006

Investment in real estate, net	$1,662,480	$1,773,805
Total assets	$1,767,675	$1,888,820
Mortgage notes and other notes payable	$1,460,089	$1,576,886
Debt / Market capitalization	55.6%	55.3%
Debt / Market capitalization including pro-rata share of joint ventures	56.6%	56.3%

	September 30,	September 30,
	2007	2006
Occupancy:
Wholly-owned Malls:
Mall Anchors	94.1%	94.2%
Mall Stores	91.6%	89.0%
Total Consolidated Mall Portfolio	93.2%	92.3%

Comparable Wholly-owned Malls (1):
Mall Anchors	94.1%	94.9%
Mall Stores	91.6%	90.6%
Total Consolidated Mall Portfolio	93.2%	93.3%

Mall Portfolio including Joint Ventures:
Mall Anchors	94.6%	94.6%
Mall Stores	91.3%	88.6%
Total Mall Portfolio	93.4%	92.4%

Comparable Mall Portfolio including Joint Ventures (1):
Mall Anchors	94.6%	95.2%
Mall Stores	91.3%	90.0%
Total Mall Portfolio	93.4%	93.3%

Average Base Rents:
Comparable Wholly-owned Malls (1):
Mall Anchors	$6.25	$6.12
Mall Stores	$26.14	$25.59

Comparable Mall Portfolio including Joint Ventures (1):
Mall Anchors	$6.68	$6.55
Mall Stores	$25.89	$25.43

(1) Comparable occupancy rates exclude properties sold in 2007 from the 2006 amounts

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